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         As with the Securities and Exchange Commission on June 5, 2002

                                                      Registration No. 333-53754
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3

                              --------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             STUDENT ADVANTAGE, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

           DELAWARE                                       04-3263743
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                280 SUMMER STREET
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 912-2000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              --------------------

                              RAYMOND V. SOZZI, JR.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STUDENT ADVANTAGE, INC.
                                280 SUMMER STREET
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 912-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                              --------------------

                                   Copies to:
                              MARK G. BORDEN, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                               TEL: (617) 526-6000
                               FAX: (617) 526-5000

     Approximate date of commencement of proposed sale to public: Completed.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================


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                                EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-3 (File No. 333-53754) (the "Registration Statement"), Student Advantage, Inc. (the "Company"), registered an aggregate of 3,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), for the account of At Home Corporation and John Hancock Small Cap Value Fund (collectively, the "Selling Stockholders"). The shares were issued to the Selling Stockholders and in connection with a private placement by the Company of 2,000,000 shares of Common Stock and warrants to purchase 1,000,000 shares of Common Stock pursuant to Securities Purchase Agreements, each dated October 27, 2000. The Registration Statement was declared effective on January 24, 2001.

         The Company's obligation to keep the Registration Statement effective has terminated. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering the remaining 2,200,000 shares of Common Stock that were not sold under the Registration Statement.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 5, 2002.

                                  STUDENT ADVANTAGE, INC.



                                  By: /s/ Raymond V. Sozzi, Jr.
                                     -------------------------------------------
                                     Raymond V. Sozzi, Jr.
                                     Chairman of the Board, President and
                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                      TITLE                                 DATE
          ---------                                      -----                                 ----

/s/ Raymond V. Sozzi, Jr.            Chairman of the Board, President and Chief             June 5, 2002
------------------------------       Executive Officer (Principal Executive Officer)
Raymond V. Sozzi, Jr.


/s/ Kenneth S. Goldman               Executive Vice President, Chief Financial Officer      June 5, 2002
------------------------------       and Treasurer (Principal Financial and Accounting
Kenneth S. Goldman                   Officer)


            *                        Director                                               June 5, 2002
------------------------------
John M. Connolly


            *                        Director                                               June 5, 2002
------------------------------
William S. Kaiser


                                     Director                                               June 5, 2002
------------------------------
John S. Katzman


            *                        Director                                               June 5, 2002
------------------------------
Marc J. Turtletaub


            *                        Director                                               June 5, 2002
------------------------------
Charles E. Young



*By: /s/ Raymond V. Sozzi, Jr.
    ---------------------------------------
    Raymond V. Sozzi, Jr., Attorney-in-Fact
